Exhibit 99.1

                             JOINT FILING AGREEMENT

         This will  confirm the  agreement  by and among all of the  undersigned
(collectively, the "Fuqua Stockholders") that the Schedule 13D, dated as of August 10, 1998, of the Fuqua Stockholders filed on or about this date with respect to the beneficial ownership by the Fuqua Stockholders of shares of common stock, $.025 par value (the "Common Stock"), of Graham-Field Health Products, Inc., is being filed on behalf of each of the Fuqua Stockholders.

         Furthermore, each of the Fuqua Stockholders does hereby make, constitute and appoint J.B. Fuqua and J. Rex Fuqua, or any of them, as his, her or its true and lawful attorneys-in-fact to execute any and all instruments in his, her or its name that are necessary or advisable to comply with Section 13(d) of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission promulgated pursuant thereto, in connection with his, her or its ownership of Common Stock, and any and all amendments thereto and to file the same with all exhibits thereto and other documents in connection therewith.

         This Agreement may be executed in one or more counterparts by each of the undersigned, and each of which, taken together, shall constitute but one and the same instrument.

Dated: August 10, 1998


                             /s/ J.B. Fuqua
                             --------------
                             J.B. Fuqua

                             /s/ J. Rex Fuqua
                             ----------------
                             J. Rex Fuqua

                             FUQUA HOLDINGS, INC.

                             By:   /s/ J. Rex Fuqua
                                   ----------------
                             Name: J. Rex Fuqua
                             Title: President

                             FUQUA HOLDINGS-I, L.P.

                             By: FUQUA HOLDINGS, INC., its General Partner

                              By:   /s/ J. Rex Fuqua
                                    ----------------
                             Name: J. Rex Fuqua
                             Title: President, Fuqua Holdings, Inc.


                               Page 15 of 16 Pages

                             THE JENNIFER CALHOUN FUQUA TRUST

                             By:   /s/ J.B. Fuqua
                                   --------------
                             Name: J.B. Fuqua
                             Title: Trustee

                             THE LAUREN BROOKS FUQUA TRUST

                             By:   /s/ J.B. Fuqua
                                   --------------
                             Name: J.B. Fuqua
                             Title: Trustee

                             THE J.B. FUQUA FOUNDATION, INC.

                             By:   /s/ J.B. Fuqua
                                   --------------
                             Name: J.B. Fuqua
                             Title: Chairman/President


                               Page 16 of 16 Pages